INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-75843, 2-91475, 333-20308, 333-27657, 333-69400, 333-63608, 333-24605,
333-81963,  333-81257,  333-85814 and 333-94349 of International Game Technology
on Form S-8 and in Registration Statement No. 333-67928 of International Game Technology on Form S-4 of our report dated November 16, 2001, appearing in this Annual Report on Form 10-K of International Game Technology for the year ended September 29, 2001.

DELOITTE & TOUCHE LLP

Reno, Nevada
December 11, 2001